PAGE 15
                         THE STOP & SHOP COMPANIES, INC.
                                AND SUBSIDIARIES

                                   EXHIBIT 15
                                   ----------



June 10, 1996


The Stop & Shop Companies, Inc.
P.O. Box 369
Boston, MA  02101


We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of The Stop & Shop Companies, Inc. and subsidiaries for the periods ended May 18, 1996 and May 20, 1995, as indicated in our report dated June 10, 1996; because we did not perform an audit, we expressed no opinion on that information.

We are aware that the report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended May 18, 1996, is incorporated by reference in Registration Statement Nos. 33-77310, 33-61926 and 33-91892 on Forms S-8.

We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



Deloitte & Touche LLP
Boston, Massachusetts